Exhibit 99.(a)(5)(viii)

Transperfect City of New York, State of New York, county of New York I, Livia Cheung, hereby certify that the following is to the best of my knowledge and belief, a true and accurate translation, of the document “KPN00026061” from Dutch .into English. Livia Cheung Sworn to before me this October 26, 2009 Signature, Notary Public Anne K Shreiner Notary Public, State of New York No. 01SH6181400 Qualified in NEW YORK County Commission Expires Jan 28, 2012. Stamp, Notary Public JX 240a

From: Renwarin, M. E. M. (Magnolia) (W&O STO Products & Services)
Sent: Tuesday, April 07, 2009 3:39:55 AM
To: Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Subject: FW:

Attachments: valuation ibasis 6-4.xls; Valuation basic 250309 basis E&Y sensetivity 2.xls; Valuation basic 250309 basis E&Y sensetivity 3.xls;
Valuation basic 250309 basis E&Y sensetivity 3.1.xls; Valuation basic 250309 basis E&Y sensetivity 3.2.xls; Valuation basic 250309 basis E&Y sensetivity 3.3.xls; Valuation basic 250309 basis E&Y sensetivity 4.xls; Valuation basic 250309 basis E&Y sensetivity 5.xls; image001.gif

Kind regards,

Magnolia Renwarin

Management assistant STO Product & Services

Wholesale & Operations

Regulusweg 1

2516 AC AC The Hague

HV4 BC 1st floor

(070) 44 66765

06 - 20 24 80 04

magnolia.renwarin@kpn.com

---
From: Johannes van Dijk [mailto:johannesvandijk@planet.nl]
Sent: Monday, April 6, 2009 11:03 PM
To: Dijk, van, J.A. (Johannes) (W&O Finance BC Carrier Services)
Re:

Kind regards,

Johannes A. van Dijk

52 02' 24 N

04 22' 41 E

Hegemanwater 27

2497 ZP The Hague
tel: 070-3629666 email: Hyperlink mailto:"johannesvandijk@planet.nl"johannesvandijk@planet.nl website: Hyperlink "http://www/ned3018c.nl/www.ned3018c.nl"	JX 240

Confidential	KPN00026061

From: Renwarin, M.E.M. (Magnolia) (W&O STO Products & Services)
Sent: Tuesday, April 07, 2009 3:39:55 AM
To: Rodenburg, J.J. (Jan) (KPNCC M&A Management)

Subject: FW:

Attachments: valuation ibasis 6-4.xls; Valuation basic 250309 basis E&Y sensetivity 2.xls; Valuation basic 250309 basis E&Y sensetivity 3.xls; Valuation basic 250309 basis E&Y sensetivity 3.1.xls; Valuation basic 250309 basis E&Y sensetivity 3.2.xls; Valuation basic 250309 basis E&Y sensetivity 3.3.xls; Valuation basic 250309 basis E&Y sensetivity 4.xls; Valuation basic 250309 basis E&Y sensetivity 5.xls; image001.gif

Met vriendelijke groet,

Magnolia Renwarin

Management assistente STO Product & Services

Wholesale & Operations

Regulusweg 1

2516 AC Den Haag

HV4 BC 1e etage

(070) 44 66765

06 - 20 24 80 04

magnolia.renwarin@kpn.corn

Van: Johannes van Dijk Emailto:[johannesvandijk@planet.nl]
Verzonden: maandag 6 april 2009 23:03
Aan: Dijk, van, J.A. (Johannes) (W&O Financiën BC Carrier Services)
Onderwerp:

Met vriendelijke groeten,

Johannes A. van Dijk

52 02’ 24 N

04 22’ 41 E

Hegemanwater 27

2497 ZP Den Haag

tel: 070-3629666 email: Hyperlink mailto:"johannesvandijk@planet.nl"johannesvandijk@planet.nl website: Hyperlink "http://www/ned3018c.nl/www.ned3018c.nl"	JX 240

Confidential	KPN00026061

KPN Confidential KPN00026063

[kpn logo]

Confidential	KPN00026063

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026065

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026065
Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026065

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026066

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta  minus debt Tax % Terminal growth rate   equity value Kvv   share KPN Kev   KPN-ovver wacc (after tax)  value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential   KPN00026067

Rapportage

Rapportage instemmingsbesluiten Koninklijke KPN NV DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN00026068

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026069

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer share KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026070

Rapportage Instemmingsbesluiten Koninklijke KPN NV Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026071

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026072

Gross Margin KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel  KPN other outsourced other trading Retail total gross margin Gross margin % Confidential  KPN00026073

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026074

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta Tax % Terminal growth rate Kvv Kev wacc (after tax) minus: debt equity value share KPN KPN-offer value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD firm value Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential  KPN00026075

DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR assume 10% var. KPN-offer 100%-offer 100% offer Confidential KPN00026076

Rapportage instemmingsbesluiten koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITDA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential KPN00026077

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures Offer share KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing: external debt interest %  interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) Total effect KPN year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026078

Rapportage instemmingsbesluiten Koninklijke KPN NV Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential KPN00026079

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026080

Gross Margin KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel  KPN other outsourced other trading Retail total gross margin Gross margin % Confidential  KPN00026081

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026082

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta  minus debt Tax % Terminal growth rate   equity value Kvv   share KPN Kev   KPN-ovver wacc (after tax)  value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential   KPN00026083

DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN00026084

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR 9 (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026085

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer shares KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026086

Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026087

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026088

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026089

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026090

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta  minus debt Tax % Terminal growth rate   equity value Kvv   share KPN Kev   KPN-ovver wacc (after tax)  value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential   KPN00026091

Rapportage instemmingsbesluiten Koninklijke KPN NV DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN00026092

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026093

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer shares KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026094

Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026095

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026096

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026097

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026098

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta Tax % Terminal growth rate Kvv Kev wacc (after tax) minus: debt equity value share KPN KPN-offer value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD firm value Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential  KPN00026099

DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN0002100

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026101

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer share KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026102

Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026103

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026104

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026105

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026106

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta  minus debt Tax % Terminal growth rate   equity value Kvv   share KPN Kev   KPN-ovver wacc (after tax)  value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential   KPN00026107

DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN00026108

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026109

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer share KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026110

Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026111

Volume 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total # minutes Price 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Revenu 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total revenu Gross Margin % 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail Confidential KPN 00026112

Gross Margin 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 KPN outsourced IDD out KPN outsourced mobiel EPLUS/BASE outsourced mobiel KPN other outsourced other Trading Retail total gross margin Gross margin% Confidential  KPN 00026113

Rapportage instemmingsbesluiten Koninklijke KPN NV Name Project Acquisition / Investment Cash Flow (in fl. mln) 2009 2010 2011 2012 2013 extra Revenu growth % GROSS margin % OPEX synergy IDD KPN gross margin KPN mobile gross margin OPEX synergy OPEX synergy OPEX synergy OPEX synergy mgt projections E&Y 21/1/09 Revenues Gross margin Op. Costs Revenues Gross margin  Op. Costs EBITDA  GROSS margin % EBITDA margin % Depreciation EBIT EBIT margin % carry forward Tax Corr. For Depreciation Investment Changes in Working Cap. + cash position Free Cash Flow Cum. Free Cash Flow Terminal value *) *) terminal value is based on: (EBIT-cash tax)/wacc IRR cash flows WACC  Net Present Value EV/TV  NPV cash flows basic interest  NPV terminal value premium VV premium EV  Firm Value Confidential  KPN00026114

Rapportage instemmingsbesluiten Koninklijke KPN NV Beta  minus debt Tax % Terminal growth rate   equity value Kvv   share KPN Kev   KPN-ovver wacc (after tax)  value creation for KPN Terminal Value NPV of Terminal Value * 1 mln USD Mgt projection adjusted by E&Y (21/1/09) Extra GROSS margin growth 1% (in 3 yrs) - 10,6% Extra OPEX synergy - 3 mln per year (2010) Extra Revenu growth 3% - 5,6% average TOTAL opportunity Confidential   KPN00026115

Rapportage instemmingsbesluiten Koninklijke KPN NV DCF Valuation 2014 2015 2016 2017 2018 9-yr CAGR IRR KPN-offer 100%-offer 100%-offer Confidential  KPN00026116

Rapportage instemmingsbesluiten Koninklijke KPN NV value debt NPV cash flow against IRR NPV terminal value against IRR IRR (after tax.) EBITA multiple Equity value offer KPN 32 mln dollar value creation KPN 44% Confidential   KPN00026117

Rapportage instemmingsbesluiten Koninklijke KPN NV Equity Value at Terminal Growth Rate Terminal Value as % of Firm Value Dilution Effect Rentability Net present value investment WACC IRR Cum. cash-flow investment will be positive in Additional figures offer share KPN in deal Goodwill Amortisation period Goodwill Amortisation Financing external debt interest % interest costs (after tax) Effect on resultat KPN Amortisation Total interest costs Result acquisition (share KPN) total effect KPN Year, in which the first positive contribution is made to the result of KPN Confidential  KPN00026118

Implied Exit EBITDA Multiple at Terminal Growth Rate Confidential  KPN00026119

iBasis valuation scenarios CAGR Gross margin 2015 avg price changes # min (avg growth) opex saving p/y*) EBITDA % 2015 mrd # minutes 2015 revenue 2015 in $ Firm Value E&Y valuation ambitious plan (2 mrd $ rev) 2009 flat, no changes 1% rev. Growth p/y 1% extra gross margin 1% price decrease p/y going concern scenario Moderate growth scenario *) incl. 1,5 inflation correction Confidential   KPN00026120

flat -38 Confidential  KPN00026121